Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated March 15, 2023, relating to our audit of the Shepherd’s Finance, LLC and subsidiary consolidated financial statements as of and for the year ended December 31, 2022, which appears in this Post-Effective Amendment No. 3 to Form S-1 appearing in this Prospectus, which is a part of such Registration Statement (No. 333-263759), and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Warren Averett, LLC

PCAOB #2226

Birmingham, Alabama

April 9, 2024